Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

iQIYI, Inc.

(Exact Name of Registrant as Specified in its Charter)

N/A

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(4)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A ordinary shares, par value US$0.00001 per share(2)	Rule 456(b) and Rule 457(r)	615,825,000(3)	US$0.84	US$519,052,500	US$0.00011020	US$57,199.59

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts							US$57,199.59

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							US$57,199.59

(1)

Includes securities initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the securities are first bona fide offered to the public. These securities are not being registered for the purposes of sales outside of the United States.

(2)

The ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (333-223709). Each ADS represents seven Class A ordinary shares.

(3)

Includes 535,500,000 Class A ordinary shares being offered by us and up to 80,325,000 Class A ordinary shares the underwriters have an option to purchase from us. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional number of ordinary shares that may be issued from time to time to prevent dilution as a result of a distribution, split, combination or similar transaction.

(4)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

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